Exhibit 3.23

Form BCA-2.10	ARTICLES OF INCORPORATION

(Rev. Jan. 1999)	This space for use by Secretary of State	SUBMIT IN DUPLICATE!

Jesse White	FILED
Secretary of State	JUL 21 2000	This space for use by
Department of Business Services		Secretary of State
Springfield, IL 62756	JESSE WHITE	Date 7-21-00
http://www.sos.state.il.us	SECRETARY OF STATE	Franchise Tax	$ 25
		Filing Fee	$ 75
100
Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A.’s check or money order, payable to “Secretary of State.”		Approved by:

1.	CORPORATE NAME:	KH Financial Holding Company

(The corporate name must contain the word “corporation”, “company”, “incorporated”, “limited” or an abbreviation thereof.)

2.	Initial Registered Agent:	Jacqueline	D.	Butler
First Name	Middle Initial	Last Name
Initial Registered Office:	5999 New Wilke Road	504
Number	Street	Suite #
Rolling Meadows IL	Cook	60008
City	County	Zip Code
44
3.	Purpose or purposes for which the corporation is organized: (If not sufficient space to cover this point, add one or more sheets of this size.)
The transaction of any or all lawful busineses for which corporation may be incorporated under the Illinois Business Corporation Act.

4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

Class	Par Value per Share	Number of Shares Authorized	Number of Shares Proposed to be issued	Consideration to be Received Therefor
Common	$ -0-	1,000	100	$1,000.00

TOTAL = $1,000.00

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are: None
(If not sufficient space to cover this point, add one or more sheets of this size.)

6117-0863	PAID JUL 21 2000 Expedited Services

(over)

5. OPTIONAL:	(a)	Number of directors constituting the initial board of directors of the corporation:
(b)	Names and addresses of the persons, who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and quality:
Name	Residential Address	City, State, ZIP

6. OPTIONAL:	(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$
(b)	It is estimated that the value of all property to be located within the State of Illinois during the following year will be:	$
(c)	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$
(d)	It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$

7. OPTIONAL:	OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.	NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)
The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated	July 19 ,	2000
(Month & Day)	Year

Signature and Name	Address
1.	/s/ James A. Moehling	1.	85th Floor, Sears Tower
Signature	Street
James A. Moehling	Chicago,	IL	60606
(Type or Print Name)	City/Town	State	Zip Code
2.	2.
Signature	Street

(Type or Print Name)	City/Town State Zip Code
3.	3.
Signature	Street

(Type or Print Name)	City/Town State Zip Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

FEE SCHEDULE

•                            The Initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

•                            The filing fee is $75.

•                            The minimum total due (franchise tax + filing fee) is $100.

(Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

•                            The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

Illinois Secretary of State             Springfield, IL 62756

Department of Business Services Telephone (217) 782-9522 or 782-9523

C-162.2

File # 6117 086 3
Form BCA-5.10
NFP-105.10
(Rev. Jan. 1999)

Jesse White
Secretary of State
Department of Business Services		SUBMIT IN DUPLICATE
Springfield, IL 62756	FILED
Telephone (217) 782-3647	OCT 09 2001	This space for use by
http://www.sos.state.il.us	JESSE WHITE	Secretary of State
	SECRETARY OF STATE	Date OCT 09 2001

Filing Fee $5
		Approved:	/s/ [ILLEGIBLE]
STATEMENT OF
CHANGE		Remit payment in check or
OF REGISTERED AGENT		money order, payable to
AND/OR REGISTERED	Type or print in black ink only.	“Secretary of State.”
OFFICE	See reverse side for signature(s).
PAID
OCT 10 2001
Expedited Services

1.	CORPORATE NAME:	KH Financial Holding Company
2.	STATE OR COUNTRY OF INCORPORATION:			Illinois

3.	Name and address of the registered agent and registered office as they appear on the records of the office of the Secretary of State (before change):
	Registered Agent	Jacqueline		D	Butler
		First Name		Middle Name	Last Name
	Registered Office	5999 New Wilke Road, Suite 504
		Number	Street	Suite No. (A.P.O. Box alone is not acceptable)
		Rolling Meadows		60008	Cook
		City		Zip Code	County
4.	Name and address of the registered agent and registered office shall be (after all changes herein reported):

	Registered Agent	CT Corporation System
		First Name		Middle Name	Last Name
	Registered Office	c/o CT Corporation System, 208 South LaSalle Street
		Number	Street		Suite No. (A.P.O. Box alone is not acceptable)
		Chicago		60604	Cook
		City		Zip Code	County

5.	The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

6.	The above change was authorized by: (“X” one box only)
	a.	☒ By resolution duly adopted by the board of directors.	(Note 5)
	b.	☐ By action of the registered agent.	(Note 6)

NOTE: When the registered agent changes, the signatures of both president and secretary are required.

7.         (If authorized by the board of directors, sign here. See Note 5)

The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated	October 3	,	2001		KH Financial Holding Company
	(Month & Day)		(Year)		(Exact Name of Corporation)

attested by		/s/ JoAnn Peterson		by	/s/ Hal H. Barber
	(Signature of Secretary or Assistant Secretary)				(Signature of President or Vice President)

	JoAnn Peterson, Secretary			Hal H. Barber, Senior Vice President-Finance
	(Type or Print Name and Title)			(Type or Print Name and Title)

(If change of registered office by registered agent, sign here. See Note 6)

The undersigned, under penalties of perjury, affirms that the facts stated herein are true.

Dated		,
	(Month & Day)		(Year)	(Signature of Registered Agent of Record)

NOTES

1.                          The registered office may, but need not be the same as the principal office of the corporation. However, the registered office and the office address of the registered agent must be the same.

2.                          The registered office must include a street or road address; a post office box number alone is not acceptable.

3.                          A corporation cannot act as its own registered agent.

4.                          If the registered office is changed from one county to another, then the corporation must file with the recorder of deeds of the new county a certified copy of the articles of incorporation and a certified copy of the statement of change of registered office. Such certified copies may be obtained ONLY from the Secretary of State.

5.                          Any change of registered agent must be by resolution adopted by the board of directors. This statement must then be signed by the president (or vice-president) and by the secretary (or an assistant secretary).

6.                          The registered agent may report a change of the registered office of the corporation for which he or she is registered agent. When the agent reports such a change, this statement must be signed by the registered agent.